Exhibit 99.1

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LASALLE HOTEL PROPERTIES REPORTS SECOND QUARTER RESULTS

FFO per Diluted Share/Unit Increases 38% for the Quarter

BETHESDA, MD, July 19, 2006 — LaSalle Hotel Properties (NYSE: LHO) today reported net income to common shareholders of $18.4 million, or $0.46 per diluted share for the quarter ended June 30, 2006, compared to net income of $10.3 million, or $0.34 per diluted share for the prior year period.

For the quarter ended June 30, 2006, the Company generated funds from operations (“FFO”) of $37.9 million versus $20.8 million for the same period of 2005. On a per diluted share/unit basis, FFO for the second quarter was $0.94 versus $0.68 for the same period last year, a 38 percent increase. The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for 2006’s second quarter rose to $58.7 million from $32.2 million during the prior year period.

Room revenue per available room (“RevPAR”) for the quarter ended June 30, 2006 versus the same period in 2005 increased 10.6 percent to $155.39. Average daily rate (“ADR”) rose to $196.09, an 8.5 percent improvement, while occupancy rose 1.9 percent to 79.2 percent from the prior year period. For the six months ended June 30, 2006, RevPAR increased 11.8 percent to $136.96 from the prior year period. ADR increased 8.8 percent to $185.09 and occupancy increased 2.7 percent to 74.0 percent from the prior year period.

The Company’s hotels generated $59.4 million of EBITDA for the second quarter compared with $54.2 million for the same period last year. Second quarter portfolio-wide EBITDA margins increased 5 basis points (“bps”) from the prior year. For the six months ended June 30, 2006, portfolio-wide EBITDA margins improved 110 bps from the prior year period.

“The Company’s overall performance in the second quarter was in-line with our expectations,” said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “In the quarter, demand remained healthy, RevPAR growth was strong and FFO per diluted share/unit rose 38 percent. While hotel EBITDA margins disappointed us slightly, most of the quarter’s margin pressures were anticipated and our hotel EBITDA margin growth outlook for the year remains within our prior range. Though we experienced some minor softness in leisure demand in June, fundamentals for the lodging industry and LaSalle Hotel Properties remain strong.”

On April 13, 2006, LaSalle Hotel Properties increased its monthly dividend to $0.14 per common share of beneficial interest for each of the months of April, May and June 2006. This represented a 40 percent increase from the prior monthly dividend of $0.10 per common share.

On June 8, 2006, the Company successfully executed a $101.8 million secured loan with Bank of America, N.A. at a fixed annualized interest rate of 5.99 percent. The term of the loan is 10 years and is collateralized by the 615-room Indianapolis Marriott Downtown. Proceeds from the loan were used to repay the previous $57.0 million mortgage secured by the hotel and reduce the Company’s outstanding balance on its credit facility. In conjunction with this refinancing, the Company recognized $1.1 million of income in the second quarter related to the termination of a swap for the $57.0 million mortgage, although a higher interest rate on the new loan will offset most of this income over the prior mortgage’s remaining term.

On June 15, 2006, the Company acquired the Alexis Hotel in Seattle, Washington, for $38.0 million. The 109-room Four Diamond, independent full-service hotel is located on First Avenue in the heart of downtown Seattle. The purchase price included 19,000 square feet of retail space currently 100 percent leased to third-party tenants. The historic Alexis Hotel is located in the heart of the central business district of downtown Seattle, in close proximity to leisure and business demand generators. The hotel is managed by the Kimpton Hotel & Restaurant Group, LLC.

As of the end of the second quarter 2006, the Company had total outstanding debt of $730.1 million. The Company’s $300.0 million credit facility had no outstanding balance as of June 30, 2006. Interest expense for the quarter was $9.4 million, resulting in a trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) to interest coverage ratio of 4.5 times. As of June 30, 2006, total debt to trailing 12 month Corporate EBITDA equaled 4.1 times, one of the lowest debt to EBITDA ratios in the industry.

For the six months ended June 30, 2006, net income to common shareholders increased to $51.6 million from $7.3 million for the prior year period. EBITDA increased to $121.5 million from $45.7 million for the prior year period. FFO increased to $50.1 million from $29.1 million or $1.27 per diluted share/unit from $0.95 per diluted share/unit for the prior year period, which represents a 34 percent increase. Net income and EBITDA for the six months ended June 30, 2006 include the $38.4 million gain in joint venture equity pick-up related to the sale of the Chicago Marriott. Net income, EBITDA and FFO include the $1.0 million contingent litigation expense for the six months ended June 30, 2005.

Subsequent Events

On July 14, 2006, the Company announced its monthly dividend of $0.14 per common share of beneficial interest for each of the months of July, August and September 2006. This represents a 3.5 percent annualized yield based on the Company’s closing share price on July 19, 2006.

The July dividend will be paid on August 15, 2006 to common shareholders of record on July 31, 2006; the August dividend will be paid on September 15, 2006 to common shareholders of record on August 31, 2006; and the September dividend will be paid on October 13, 2006 to common shareholders of record on September 29, 2006.

2006 Outlook

The Company’s current 2006 outlook is as follows:

Net Income	$72.0 million - $73.6 million ($1.81 - $1.85 per diluted share);

FFO	$110.6 million - $112.2 million ($2.78 - $2.82 per diluted share/unit); and

EBITDA	$220.0 million - $221.9 million.

This 2006 outlook is based on the following major assumptions:

•	Net Income and EBITDA include the $38.4 million gain in joint venture equity pick-up related to the sale of the Chicago Marriott;

•	FFO excludes the $38.4 million gain in joint venture equity pick-up related to the sale of the Chicago Marriott;

•	Portfolio RevPAR growth of 9.0 to 10.0 percent versus 2005;

•	Portfolio hotel EBITDA margins increase 120 to 140 basis points over 2005;

•	Corporate general and administrative expenses of $12.2 million;

•	Total capital investments of approximately $80.0 to $85.0 million;

•	Income tax expense of $0.2 million to $0.8 million;

•	Weighted average outstanding debt of approximately $720.0 million; and

•	Weighted average fully diluted shares/units of 39.8 million for full-year 2006.

These forecasts assume a healthy economic environment and no unexpected events negatively impacting the economy or the travel industry.

LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, owning interests in 29 upscale and luxury full-service hotels, totaling approximately 8,500 guest rooms in 15 markets in 11 states and the District of Columbia. The Company focuses on owning upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier internationally recognized hotel operating companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Resorts International, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s 2006 outlook, including the Company’s underlying assumptions and expectations of demand growth, supply growth, RevPAR growth and expected completion of renovations. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2006	2005	2006	2005
Revenues:
Hotel operating revenues:
Room revenue	$106,605	$57,627	$176,510	$99,559
Food and beverage revenue	46,442	28,961	78,901	51,121
Other operating department revenue	12,765	7,817	20,532	12,588

Total hotel operating revenues	165,812	94,405	275,943	163,268
Participating lease revenue	6,525	5,490	11,752	9,415
Other income	2,804	194	2,830	617

Total revenues	175,141	100,089	290,525	173,300

Expenses:
Hotel operating expenses:
Room	22,871	12,966	41,020	24,232
Food and beverage	30,828	18,641	54,816	35,108
Other direct	6,404	4,558	11,200	7,909
Other indirect	43,820	24,758	78,466	46,343

Total hotel operating expenses	103,923	60,923	185,502	113,592
Depreciation and other amortization	19,554	10,305	36,713	21,269
Real estate taxes, personal property taxes and insurance	7,514	3,363	13,249	6,951
Ground rent	1,553	971	2,947	1,769
General and administrative	2,801	2,478	5,991	5,243
Lease termination expenses	—	1,018	—	1,018
Other expenses	993	71	1,255	172

Total operating expenses	136,338	79,129	245,657	150,014

Operating income	38,803	20,960	44,868	23,286
Interest income	336	105	1,026	205
Interest expense	(10,223)	(5,213)	(19,237)	(9,836)

Income before income tax (expense) benefit, minority interest, equity in earnings of joint venture and discontinued operations	28,916	15,852	26,657	13,655
Income tax (expense) benefit	(3,106)	(2,749)	757	(45)
Minority interest of common units in LaSalle Hotel Operating Partnership, L.P.	(12)	(161)	(92)	(164)
Minority interest of preferred units in LaSalle Hotel Operating Partnership, L.P.	(1,065)	—	(2,129)	—
Equity in earnings of joint venture	—	475	38,411	186

Income from continuing operations	24,733	13,417	63,604	13,632

Discontinued operations:
Loss from operations of properties disposed of	—	—	—	(45)
Income tax benefit	—	—	—	19

Net loss from discontinued operations	—	—	—	(26)

Net income	24,733	13,417	63,604	13,606
Distributions to preferred shareholders	(6,369)	(3,133)	(11,980)	(6,266)

Net income applicable to common shareholders	$18,364	$10,284	$51,624	$7,340

Earnings per Common Share - Basic:
Income applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$0.46	$0.34	$1.32	$0.24
Discontinued operations	—	—	—	—

Net income applicable to common shareholders after dividends paid on unvested restricted shares	$0.46	$0.34	$1.32	$0.24

Earnings per Common Share - Diluted:
Income applicable to common shareholders before discontinued operations	$0.46	$0.34	$1.31	$0.24
Discontinued operations	—	—	—	—

Net income applicable to common shareholders	$0.46	$0.34	$1.31	$0.24

Weighted average number of common shares outstanding:
Basic	39,776,207	29,822,566	38,919,318	29,767,699
Diluted	40,170,665	30,287,688	39,315,706	30,245,373

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except share data)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2006	2005	2006	2005
Funds From Operations (FFO):
Net income applicable to common shareholders	$18,364	$10,284	$51,624	$7,340
Depreciation	19,314	10,217	36,389	21,164
Equity in depreciation of joint venture	—	146	178	411
Amortization of deferred lease costs	196	12	232	23
Minority interest:
Minority interest of common units in LaSalle Hotel Operating Partnership, L.P.	12	161	92	164
Less: Equity in gain on sale of property	—	—	(38,393)	—

FFO	$37,886	$20,820	$50,122	$29,102

Weighted average number of common shares and units outstanding:
Basic	39,809,737	30,159,942	38,974,203	30,127,805
Diluted	40,204,195	30,625,064	39,370,591	30,605,480

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$18,364	$10,284	$51,624	$7,340
Interest	10,223	5,213	19,237	9,837
Equity in interest expense of joint venture	—	195	317	341
Income tax benefit:
Income tax expense (benefit)	3,106	2,749	(757)	45
Income tax expense (benefit) from discontinued operations	—	—	—	(19)
Depreciation and other amortization	19,554	10,305	36,713	21,269
Equity in depreciation/amortization of joint venture	—	169	201	456
Minority interest:
Minority interest of common units in LaSalle Hotel Operating Partnership, L.P.	12	161	92	164
Minority interest of preferred units in LaSalle Hotel Operating Partnership, L.P.	1,065	—	2,129	—
Distributions to preferred shareholders	6,369	3,133	11,980	6,266

EBITDA	$58,693	$32,209	$121,536	$45,699

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
TOTAL PORTFOLIO
Occupancy	79.2%	77.8%	74.0%	72.0%
Increase/(Decrease)	1.9%		2.7%
ADR	$196.09	$180.67	$185.09	$170.08
Increase/(Decrease)	8.5%		8.8%
REVPAR	$155.39	$140.50	$136.96	$122.50
Increase/(Decrease)	10.6%		11.8%

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of June 30, 2006, including the Le Parc Suite Hotel, House of Blues Hotel, Westin Michigan Avenue and Alexis Hotel for the Company’s period of ownership but excluding the Washington Grande Hotel (closed for renovations). The Onyx Hotel, Westin Copley Place, University Tower Hotel, Hilton San Diego Resort, Le Parc Suite Hotel, House of Blues Hotel, Westin Michigan Avenue and Alexis Hotel are shown in 2005 for their comparable period of ownership in 2006.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

Prior Year Operating Data

	1Q’2005	2Q’2005	3Q’2005	4Q’2005	Full Year 2005
Occupancy	65.6%	77.8%	81.2%	67.9%	73.3%
ADR	$156.02	$180.67	$178.57	$177.57	$174.34
REVPAR	$102.34	$140.50	$145.06	$120.56	$127.80

Note:

This schedule includes historical operating data for the owned hotels open and operating as of June 30, 2006 (excludes the Washington Grande Hotel). Historical data is included in 2005 for each hotel’s comparative period of ownership in 2006.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(unaudited, in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues
Room	114,794	103,533	191,579	171,079
Food & beverage	49,995	46,985	85,707	79,998
Other	13,614	12,570	21,882	20,466

Total hotel sales	178,403	163,088	299,168	271,543

Expenses
Room	24,365	22,522	43,799	40,683
Food & beverage	32,880	30,472	58,869	55,358
Other direct	6,741	5,886	11,789	10,320
General & administrative	12,938	11,978	23,338	21,884
Sales & marketing	11,797	10,789	21,600	19,746
Management fees	7,898	7,290	11,907	10,892
POM	6,877	6,171	12,752	11,792
Energy	5,733	4,854	11,624	9,483
Fixed expenses	9,745	8,889	17,798	16,599

Total hotel expenses	118,974	108,851	213,476	196,757

EBITDA	59,429	54,237	85,692	74,786

Notes:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of June 30, 2006, including the Le Parc Suite Hotel, House of Blues Hotel, Westin Michigan Avenue and Alexis Hotel for the Company’s period of ownership but excluding the Washington Grande Hotel (closed for renovations). The Onyx Hotel, Westin Copley Place, University Tower Hotel, Hilton San Diego Resort, Le Parc Suite Hotel, House of Blues Hotel, Westin Michigan Avenue and Alexis Hotel are shown in 2005 for their comparable period of ownership in 2006.